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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Patina Oil Gas Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         PATINA OIL & GAS CORPORATION

                 Notice of 2001 Annual Meeting of Stockholders

                              and Proxy Statement

                                April 20, 2001


IMPORTANT: WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON, THE ACCOMPANYING FORM OF PROXY SHOULD BE COMPLETED, SIGNED AND RETURNED AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED

                                                    Patina Oil & Gas Corporation



                                                                  April 20, 2001


Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend Patina's 2001 Annual Meeting of Stockholders. The Meeting will be held in Denver, Colorado at our offices at 1625 Broadway, Suite 2000 on Tuesday, May 22, 2001 at 2:00 p.m. Mountain Daylight Time. The matters to be addressed at the Annual Meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement. Stockholders are welcome to submit questions in advance or at the meeting. The Annual Report for the year ended December 31, 2000 is enclosed.

     At the meeting, stockholders will vote on a number of important matters. Please take the time to read each of the proposals described in the enclosed Proxy Statement. Your vote is important. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please complete, date, sign and return the enclosed proxy card. You may revoke your proxy prior to or at the meeting and still vote in person if you so desire.

     Thank you for your continuing support of Patina Oil & Gas Corporation. The past year has been a time of unparalleled success for Patina and for our industry. While it is still early, we have every expectation that 2001 will prove just as rewarding.

                               Sincerely yours,



                               Thomas J. Edelman
                                   Chairman



        1625 Broadway, Suite 2000, Denver, Colorado 80202 (303) 389-3600

                         PATINA OIL & GAS CORPORATION
                                 1625 Broadway
                            Denver, Colorado 80202

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS

TIME AND PLACE:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 1625 Broadway, 20th Floor, Denver, Colorado, on Tuesday, May 22, 2001, at 2:00 p.m. Mountain Daylight Time.

ITEMS OF BUSINESS:

  1. To elect a board of six directors, each for a one year term;

  2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current year; and

  3. To transact any other business which properly may be brought before the Annual Meeting or any adjournment(s) thereof.

RECORD DATE AND STOCKHOLDERS ENTITLED TO VOTE:

     The holders of shares of Common Stock of record as of the close of business on April 12, 2001 are entitled to notice of the Annual Meeting and to vote as described under "Voting and Revocability of Proxies" in the attached Proxy Statement. Stockholders are not entitled to cumulative voting rights. Stockholders who are individuals may attend and vote at the Annual Meeting in person or by proxy. Stockholders that are corporations may attend by appearance of a duly authorized representative and vote at the Annual Meeting by proxy. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices in Denver. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for the inspection by any stockholder who may be present.

     Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Only stockholders of record at the close of business on April 12, 2001 will be entitled to vote at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        David J. Kornder
                                        Secretary

Denver, Colorado
April 20, 2001

                         PATINA OIL & GAS CORPORATION
                                 1625 Broadway
                            Denver, Colorado 80202
                               ----------------
                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 22, 2001
                               ----------------


Introduction

     The Board of Directors of Patina Oil & Gas Corporation (the "Company") is soliciting proxies to be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate offices in Denver, Colorado on May 22, 2001 at 2:00 p.m. Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 20, 2001.

     The persons named as proxies are Thomas J. Edelman, Chairman and Chief Executive Officer of the Company and David J. Kornder, Chief Financial Officer and Secretary of the Company.

Voting and Revocability of Proxies

     The matters covered by this proxy solicitation are (i) the election of six directors, each for a one year term, (ii) the approval of the appointment of Arthur Andersen LLP as the Company's independent auditors and, (iii) such other matters, if any, as may be properly brought before the Annual Meeting. The proxy permits stockholders to withhold voting for any or all nominees for election as directors and to vote against or abstain from voting on the other matters if the stockholder so chooses. At the close of business on April 12, 2001, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 19,577,957 shares of Common Stock. Each such share of Common Stock is entitled to one vote at the Annual Meeting.

Quorum and Adjournments

     A majority of the 19,577,957 votes outstanding is necessary for a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present, in person or by proxy, at the Annual Meeting have the power to adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the nominees for director and proposals identified herein.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Expenses of Solicitation

     The expenses of preparing, printing and mailing this proxy statement and the proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone.

Votes Required

     The stockholders will elect directors and ratify the Company's auditors by plurality of votes present and entitled to vote at the Annual Meeting.

Broker Non-Votes and Abstentions

     Brokers who hold shares in street name for customers are required to vote shares in accordance with the instructions received from the beneficial owners. Brokers are not permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are permitted to indicate a "broker non-vote" on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections or the ratification of the Company's auditors.

Default Voting

     A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted "FOR" both proposals listed in the Notice of Annual Meeting of Stockholders and any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Annual Meeting.

This proxy statement is dated April 20, 2001.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

                      PROPOSAL I - ELECTION OF DIRECTORS

     The Board of Directors has, by resolution, fixed the number of directors at six. Each nominee is presently serving as a director and has served as a director of the Company or its predecessor for the period indicated in his or her biography. The term of each director presently serving will terminate at the Annual Meeting when the respective successor of each is elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board of Directors.

     The Board of Directors recommends that the stockholders vote FOR EACH of the nominees listed below.

Nominees for Election at Annual Meeting:

     Robert J. Clark (56) has served as a Director since 1996. Mr. Clark is the President of Bear Cub Investments LLC, a private gas gathering and processing company. In 1995, Mr. Clark formed a predecessor company, Bear Paw Energy LLC, which was sold in early 2001. From 1988 to 1995 he was President of SOCO Gas Systems, Inc. and Vice President - Gas Management for Snyder Oil Corporation ("SOCO"). Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. and its affiliate NICOR Exploration, Northern Illinois Gas and Reliance Pipeline Company. Mr. Clark received his Bachelor of Science Degree from Bradley University and his M.B.A. from Northern Illinois University. During 2000, Mr. Clark served on the Audit and Governance Committee and Compensation Committee.

     Jay W. Decker (49) has served as President since March 1998 and as a Director since 1996. He had been the Executive Vice President and a Director of Hugoton Energy Corporation, a public independent oil company since 1995. From 1989 until its merger into Hugoton Energy, Mr. Decker was the President and Chief Executive Officer of Consolidated Oil & Gas, Inc., a private independent oil company and President of a predecessor company. Prior to 1989, Mr. Decker served as Vice President - Operations for General Atlantic Energy Company and in various capacities with Peppermill Oil Company, Wainoco Oil & Gas and Shell Oil Company. Mr. Decker received his Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. Mr. Decker also serves as a Director of FX Energy.

     Thomas J. Edelman (50) founded the Company and has served as Chairman of the Board, Chairman and Chief Executive Officer since its formation in 1996. He co-founded SOCO and was its President from 1981 through 1997. From 1980 to 1981, he was with The First Boston Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from Harvard University's Graduate School of Business Administration. Mr. Edelman serves as Chairman of Range Resources Corporation and Bear Cub Investments LLC, and is a Director of Star Gas Corporation and Wellogix, Inc. During 2000, Mr. Edelman served as Chairman of the Executive Committee and Dividend Administration Committee.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

     Elizabeth K. Lanier (49) has served as a Director since 1998. Ms. Lanier has served as Vice President and General Counsel of General Electric Power Systems since 1998. From 1996 to 1998, Ms. Lanier served as Vice President and Chief of Staff of Cinergy Corp. Ms. Lanier received her Bachelor of Arts Degree with honors from Smith College and her Juris Doctorate from Columbia Law School where she was a Harlan Fiske Stone Scholar. Ms. Lanier was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. From 1982 to 1984 she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio and a partner from 1984 to 1996. From 1977 to 1982 she was with the law firm of Davis Polk & Wardwell in New York. She is immediate past Chair of the Ohio Board of Regents. During 2000, Ms. Lanier served on the Audit and Governance Committee and Compensation Committee.

     Alexander P. Lynch (48) has served as a Director since 1996. Mr. Lynch has been a Managing Director of J.P. Morgan & Company, a subsidiary of JPMorganChase, Inc., since July 2000. From 1997 to July 2000, Mr. Lynch was a General Partner of the Beacon Group, a private investment and financial advisory firm, which was merged with Chase Securities in July 2000. From 1995 to 1997, Mr. Lynch was Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm, which was merged into The Beacon Group. From 1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch received his Bachelor of Arts Degree from the University of Pennsylvania and his M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lynch also serves as a Director of Range Resources Corporation. During 2000, Mr. Lynch served on the Executive Committee and was Chairman of the Audit and Governance Committee and Compensation Committee.

     Paul M. Rady (47) has served as a Director since April 2001. Mr. Rady previously served as Chief Executive Officer, President, and Chairman of the Board of Directors of Pennaco Energy, Inc., an oil and gas exploration company. Pennaco was sold to Marathon Oil Company in early 2001. He joined Pennaco in June 1998 as its Chief Executive Officer, President and Director. Mr. Rady was with Barrett Resources Corporation, an oil and gas exploration and production company, for approximately eight years. During his tenure at Barrett, Mr. Rady held various executive positions including his most recent position as Chief Executive Officer, President and Director. Other positions held by Mr. Rady were Chief Operating Officer, Executive Vice President-Exploration, and Chief Geologist-Exploration Manager. Prior to his employment at Barrett, Mr. Rady was with Amoco Production Company based in Denver, Colorado for approximately ten years. Mr. Rady received his Bachelor of Science Degree in Geology from Western States College of Colorado and his Master of Science Degree in Geology from Western Washington University.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Board and Committee Meetings; Committees of the Board

     The Board held four meetings in 2000. All Directors attended at least 75% of the meetings of the Board of Directors and Board committees on which they served.

     The Board has established four committees to assist in the discharge of its responsibilities. The committee membership of each Director is included with his or her biography.

     Executive Committee. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. The Executive Committee did not meet during 2000.

     Audit and Governance Committee. The Audit and Governance Committee reviews the professional services provided by the Company's independent public accountants and the independence of such accountants from management. This Committee also reviews the scope of the audit coverage, the quarterly and annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. The Audit and Governance Committee met twice during 2000. The Audit and Governance Charter is attached to this proxy statement as Annex A.

     Compensation Committee. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. The Compensation Committee is also responsible for the administration of the 1998 Stock Purchase Plan. This Committee advises and consults with management regarding other benefits and significant compensation policies and practices of the Company. This Committee also considers nominations of candidates for corporate officer positions. The Compensation Committee met twice during 2000.

     Dividend Administration Committee. The Dividend Administration Committee authorizes, declares and sets the record date for the dividends that are paid on the Company's Common Stock and any outstanding Convertible Preferred Stock. The Dividend Administration Committee declares dividends quarterly unless instructed otherwise by the Board. The Dividend Administration Committee met seven times in 2000.

Director Compensation

     During 2000, non-employee directors of the Company received an annual retainer of $20,000. The fees are payable quarterly, half in shares of the Company's Common Stock having a market value of $2,500 and half in cash payments of $2,500. In addition, non-employee directors received $1,000 for attendance at each meeting of the Board of Directors, and $500 for attendance at each meeting of a committee of the Board of Directors that is not held in conjunction with a meeting of the Board, in each case excluding telephone meetings. Directors are also reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

     In 1996, the Company adopted a stock option plan for non-employee directors (the "Directors' Plan"). The Directors' Plan provides that the Company will automatically grant to each non-employee director, on the date of his appointment, election, reappointment or re-election as a member of the Board, a stock option for 5,000 shares of Common Stock. The exercise price for all director stock options is the fair market value on the date of grant. The duration of each option is five years from the date of award, and each option vests as to 30% of the shares covered after one year, an additional 30% after two years, and all remaining shares three years after the date of grant.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Audit Committee Report

     In accordance with its written charter, which was approved in its current form by the Board of Directors on July 26, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. A copy of the Audit Committee charter is attached to this proxy statement as Annex A.

     The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange and the Federal Deposit Insurance Corporation).

     In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2000 with management and the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors all matters required by generally accepted auditing standards including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, " Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also noted that Arthur Andersen LLP, the Company's independent auditors, was not providing any information technology services or other non-audit services to the Company, which would be incompatible with maintaining their independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE


                                                   Alexander P. Lynch, Chairman
                                                   Robert J. Clark
                                                   Elizabeth K. Lanier

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Executive Officers

     Set forth below is certain information as of April 20, 2001 regarding the executive officers of the Company:

                   Name                    Age                     Position
                   ----                    ---                     --------
Thomas J. Edelman.......................   50    Chairman of the Board, Chairman and Chief Executive Officer
Jay W. Decker ..........................   49    President and Director
David J. Kornder........................   40    Executive Vice President and Chief Financial Officer
John M. Stafford........................   44    Vice President and General Counsel
Barton R. Brookman......................   38    Vice President
James A. Lillo..........................   46    Vice President
Terry L. Ruby ..........................   42    Vice President
David W. Siple..........................   41    Vice President

__________________________

     For biographical information with respect to Messrs. Edelman and Decker, see "PROPOSAL I - Election of Directors" above.

     David J. Kornder has served as Executive Vice President and Chief Financial Officer since 1996. Prior to that time, he served as Vice President - Finance of Gerrity beginning in early 1993. From 1989 through 1992, Mr. Kornder was an Assistant Vice President of Gillett Group Management, Inc. Prior to that, Mr. Kornder was an accountant with the independent accounting firm of Deloitte & Touche for five years. Mr. Kornder received his Bachelor of Arts Degree in Accounting from Montana State University. Mr. Kornder serves as a Director of the Colorado Oil & Gas Association.

     John M. Stafford has served as Vice President and General Counsel since February 2001. From 1998 to January 2001, Mr. Stafford was an attorney with Holme Roberts and Owen, LLP. Mr. Stafford worked as an attorney for Holland & Hart, LLP from 1997 to 1998 and for Michael Best & Friedrich, LLP from 1996 to 1997. Prior to becoming an attorney, he was a Senior Geologist with ARCO Oil and Gas Company from 1982 to 1993. Mr. Stafford received his Bachelor of Science Degree in Geology from Syracuse University, his Master of Science Degree in Geological Oceanography from Texas A&M University and his Juris Doctorate Degree from the University of Denver. Mr. Stafford also serves as an ex-officio Director of the Association of International Petroleum Negotiators.

     Barton R. Brookman has served as a Vice President of Operations since January 2001. From 1996 to 2000, Mr. Brookman was the District Operations Manager for the Company. From 1988 to 1996, Mr. Brookman was a District Operations Manager for SOCO. From 1986 to 1988, Mr. Brookman was a Petroleum Engineer for Ladd Petroleum Corporation, an affiliate of General Electric. Mr. Brookman received his Bachelor of Science Degree in Petroleum Engineering from the Colorado School of Mines and his Master of Science - Finance Degree from the University of Colorado, Denver.

     James A. Lillo has served as a Vice President since 1998. From 1995 to 1998, Mr. Lillo was President of James Engineering, Inc., an independent petroleum engineering consulting firm. Previously, he served as Vice President of Engineering for Consolidated Oil & Gas, Inc., until its merger into Hugoton Energy Corporation, and President of a predecessor operating company since 1989. Prior to 1989, Mr. Lillo worked as an engineering consultant and as Manager of Reservoir Engineering for Hart Exploration and in various engineering capacities with Champlin Petroleum Company and Shell Oil Company. Mr. Lillo received his Bachelor of Science Degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines and is a Registered Professional Engineer.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

     Terry L. Ruby has served as a Vice President since 1996. Prior to that time, Mr. Ruby served as a senior landman of Gerrity beginning in 1992 and was appointed Vice President - Land in 1995. From 1990 to 1992, Mr. Ruby worked for Apache Corporation and from 1982 to 1990, he was employed by Baker Exploration Company. Mr. Ruby received his Bachelor of Science Degree in Minerals Land Management from the University of Colorado and his M.B.A. from the University of Denver.

     David W. Siple has served as a Vice President since 1996. He joined SOCO's land department in 1994 and was appointed a Land Manager in 1995. From 1990 through May 1994, Mr. Siple was the Land Manager of Gerrity. From 1981 through 1989, Mr. Siple was employed by PanCanadian Petroleum Company in the Land Department. Mr. Siple received his Bachelor of Science Degree in Minerals Land Management from the University of Colorado.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Beneficial Ownership of Securities

     The following table provides information as to the beneficial ownership of Common Stock of the Company as of April 12, 2001 by each person who, to the knowledge of the Company, beneficially owned 5% or more of the Common Stock, each director of the Company, the five most highly compensated executive officers, including the Chief Executive Officer ("Named Officers"), and by all executive officers and directors as a group. No directors or executive officers beneficially own any equity securities of the Company other than Common Stock. The business address of each individual listed below is: c/o Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202.

                                                  Patina Common Stock
                                           ----------------------------------
                                             Number of            Percent of
                                              Shares                 Class
                                             Owned(a)             Outstanding
                                             --------             -----------
Thomas J. Edelman (b)                       1,785,802                 7.2%
Jay W. Decker                                 476,757                 1.9
David J. Kornder                              212,944                  *
James A. Lillo                                 32,837                  *
David W. Siple                                 50,109                  *
Robert J. Clark                                36,213                  *
Elizabeth K. Lanier                            29,452                  *
Alexander P. Lynch                             36,213                  *
Paul M. Rady                                        -                  *
All 12 executive officers
    and directors as a group                2,712,338                10.9

Wellington Management Company, LLP (c)      1,409,000                 5.7
75 State Street
Boston, Massachusetts 02109

*  Less than 1%

(a) The number of shares of Common Stock subject to stock options exercisable within 60 days after April 12, 2001, are as follows: Mr. Edelman, 766,390 shares; Mr. Decker, 158,290 shares; Mr. Kornder, 34,238 shares; Mr. Lillo, 23,500 shares; Mr. Siple, 21,900; Mr. Clark, 9,500 shares; Ms. Lanier, 14,500 shares; Mr. Lynch, 19,500 shares; and all 12 executive officers and directors as a group, 1,072,038 shares.
(b) The number of shares of Common Stock owned by Mr. Edelman includes 8,000 shares owned by Mr. Edelman's spouse, to which Mr. Edelman disclaims beneficial ownership.
(c) The number of shares reported is based on information set forth in Schedule 13G dated February 14, 2001 filed by Wellington Management Company, LLP.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Executive Compensation

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2000 of the Named Officers.

Summary Compensation Table (a)
------------------------------
                                           Annual Compensation (b)                Long Term Compensation
                                    -------------------------------------     -----------------------------
                                                                                                                  All
                                                                               Restricted      Securities        Other
     Name and                                                                     Stock        Underlying      Compensa-
Principal Position         Year     Salary ($)    Bonus ($)(c)   Other(d)     Awards ($)(e)  Options (#)(f)   tion ($)(g)
------------------         ----     ----------    ------------   --------     -------------  --------------   -----------
Thomas J. Edelman (h)      2000      $387,333       $672,648     $ 88,615       $       -        117,300         $57,680
Chairman and Chief         1999       180,000        523,750       12,655         393,750        372,000          52,982
   Executive Officer       1998       358,333              -       76,436               -        108,000          48,413

Jay W. Decker (i)          2000       258,500        384,370       30,829               -         78,300          44,796
President                  1999       242,000        302,812       11,234               -         48,000          41,182
                           1998       190,000         75,000       27,626         687,500         96,000          27,580

David J. Kornder           2000       172,317        211,404       11,009               -         39,400          36,178
Executive Vice President,  1999       146,716        138,906       10,136               -         19,800          29,900
   Chief Financial Officer 1998       130,417         30,000       12,663               -         34,800          22,663

James A. Lillo (j)         2000       132,183         30,000        4,030               -         20,500          26,983
Vice President             1999       126,033         16,000        3,178               -         12,500          25,101
                           1998        83,333          9,000        4,375               -         25,000           9,895

David W. Siple             2000        86,750         20,000            -               -         13,000          16,216
Vice President             1999        81,666         17,500        3,089               -          8,100          14,808
                           1998        80,750          8,500        2,601               -         12,200          12,730

(a) Excludes the cost to the Company of other compensation that, with respect to any Named Officer, does not exceed the lesser of $15,000 or 10% of the Named Officer's salary and bonus.
(b) The salary amounts in the table are for the years ended, December 31, 1998, 1999 and 2000.
(c) Bonuses are paid in March of each year based on performance during the preceding year. Bonus amounts are accrued in the year preceding the year in which the bonus is paid. Bonus amounts for 2000 for Messrs. Edelman, Decker, Kornder and Lillo were paid in shares of common stock and contributed to the Company's deferred compensation plan on their behalf. Bonus amounts for 1999 for Messrs. Edelman, Decker, Kornder and Lillo were paid in shares of common stock, a portion of which were purchased under the Company's Stock Purchase Plan, and contributed to the Company's deferred compensation plan on their behalf. Bonus amounts for 1998 for Messrs. Decker, Kornder and Lillo were paid in shares of common stock contributed to the Company's deferred compensation plan on their behalf.
(d) Other annual compensation relates to the purchase of Common Stock at a discount to market under the Stock Purchase Plan. Participants purchased shares with cash or a portion of their 1999 bonus under the plan during 2000 as follows: Mr. Edelman, 74,342 shares; Mr. Decker, 29,216 shares; Mr. Kornder, 11,159 shares; and Mr. Lillo, 3,454 shares. Participants purchased shares with cash under the plan during 1999 as follows: Mr. Edelman, 25,000 shares; Mr. Decker, 20,000 shares; Mr. Kornder, 15,000 shares; Mr. Lillo, 6,250 shares; and Mr. Siple, 5,000 shares. Participants purchased shares with cash or a portion of their 1997 bonus under the plan during 1998 as follows: Mr. Edelman, 108,076 shares; Mr. Decker, 40,000 shares; Mr. Kornder, 19,220 shares; Mr. Lillo, 6,250 shares; and Mr. Siple, 4,400 shares.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

(e) The 1999 restricted stock award of 100,000 shares, valued at the grant date price of $3.9375 per share totaled $393,750. This award, valued at the 1999 year-end per share price of $8.625, totaled $862,500. The award was granted to Mr. Edelman in conjunction with the waiver of any 1998 bonus and the voluntarily reduction in his salary for the final nine months of 1999 to an annual rate of $120,000. The 1998 restricted stock award of 100,000 shares, valued at the grant date price of $6.875 per share, totaled $687,500. This award, valued at the 1998 year-end per share price of $2.9375, totaled $293,750. The award was granted to Mr. Decker in conjunction with his appointment as President and vested at 33% per year in March of 1999, 2000 and 2001, respectively.
(f) Stock options were granted in February 1998, March 1998, May 1998, February 1999, April 1999 and February 2000. In future years, stock options will generally be granted in February or March of each year based in part on performance during the preceding year.
(g) Includes amounts accrued or contributed for the year for the Named Officers under the Company's Profit Sharing and Savings Plan and as matching contributions under the Company's Deferred Compensation Plan for Select Employees as follows:

                                                      Profit                   Deferred
                                                   Sharing Plan            Compensation Plan
                                                   ------------            -----------------
     Thomas J. Edelman            2000               $18,946                    $38,734
                                  1999                16,982                     36,000
                                  1998                12,580                     35,833

     Jay W. Decker                2000                18,946                     25,850
                                  1999                16,982                     24,200
                                  1998                 8,580                     19,000

     David J. Kornder             2000                18,946                     17,232
                                  1999                15,228                     14,672
                                  1998                 9,621                     13,042

     James A. Lillo               2000                13,765                     13,218
                                  1999                12,498                     12,603
                                  1998                 1,562                      8,333

     David W. Siple               2000                 7,541                      8,675
                                  1999                 6,642                      8,166
                                  1998                 4,655                      8,075


(h) Mr. Edelman waived his 1998 bonus and voluntarily reduced his salary for the final nine months of 1999 to an annual rate of $120,000. In consideration of these and other compensation arrangements, and to further align his interests with those of the stockholders, he was awarded 100,000 shares of restricted Common Stock in April 1999 and was granted options to purchase 300,000 shares of common stock. The options are exercisable at a price of $3.9375 per share, the fair market value of the Common Stock on the date of grant, and vest over three years.
(i)  Mr. Decker joined the Company as President in March 1998
(j)  Mr. Lillo joined the Company as Vice President in April 1998.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Stock Option Grants and Exercises

     In 1996, the Company adopted the Employee Stock Option Plan which is administered by the Compensation Committee and provides for the granting of options to purchase shares of Common Stock to key employees and certain other persons who are not employees of the Company, but who from time to time provide substantial advice or other assistance or services to the Company. The plan permits options to acquire the greater of three million shares of Common Stock or 10% of outstanding diluted Common Stock at the time of the grant. During 1998, options to purchase 614,000 shares of Common Stock were granted to 65 employees at an average exercise price of $7.03 per share. During 1999, options to purchase 630,000 shares of Common Stock were granted to 65 employees at an average exercise price of $3.54 per share. During 2000, options to purchase 505,000 shares of Common Stock were granted to 71 employees at an average exercise price of $9.34 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant. All options granted during 1998, 1999 and 2000 were for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after three years.

Stock Option Grants

     The following table sets forth information for the year ended December 31, 2000 with respect to the grant of stock options to the Named Officers. The stock options were granted at the market price on the date of grant. No stock appreciation rights have been granted by the Company.

                                                              Stock Option Grants
                       -------------------------------------------------------------------------------------------------
                          Number of          % of Total                                       Potential Realizable Value
                         Securities           Options                                         at Assumed Annual Rates of
                         Underlying          Granted to      Exercise                          Stock Price Appreciation
                       Options Granted      Employees in      Price          Expiration          for Option Terms (a)
Name                          #             Fiscal Year      $/Share            Date              5%             10%
----                   ---------------      ------------     --------        ----------           --             ---
Thomas J. Edelman          117,300             23.2%         $9.1875          2/18/05          $297,747        $657,943
Jay W. Decker               78,300             15.5%         $9.1875          2/18/05          $198,752        $439,189
David J. Kornder            39,400              7.8%         $9.1875          2/18/05          $100,010        $220,997
James A. Lillo              20,000              4.0%         $9.1875          2/18/05          $ 50,767        $112,181
David W. Siple              13,000              2.6%         $9.1875          2/18/05          $ 32,998        $ 72,918

_____________________

(a) The assumed annual rates of stock price appreciation used in showing the potential realizable value of stock option grants are prescribed by rules of the Securities and Exchange Commission. The actual realized value of the options may be significantly greater or less than the amounts shown. For options granted during 2000 at an exercise price of $9.19, the values shown for 5% and 10% appreciation equate to common stock prices of $11.73 and $14.80, respectively, at the expiration date of the options.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Year-End Option Values Table

     The following table sets forth information at December 31, 2000 with respect to exercisable and non-exercisable options held by the Named Officers. The table also includes the value of "in-the-money" options, which represents the spread between the exercise price of the existing stock options and the year-end Common Stock price of $24.00 per share.

                                          Aggregate Option Exercises in 2000 and Year-End Values
                        ------------------------------------------------------------------------------------------
                                                                                              Value of
                                                       Number of Unexercised           Unexercised In-the-Money
                        Shares Acquired   Value       Options at Year End 2000       Options at Year End 2000 (a)
                                                      ------------------------       ----------------------------
    Name                  on Exercise    Realized    Exercisable   Unexercisable    Exercisable      Unexercisable
------------              -----------    --------    -----------   -------------    -----------      -------------
Thomas J. Edelman              -         $     -       576,400        420,900       $9,251,875          $7,743,881
Jay W. Decker                  -               -        82,000        150,300        1,447,825           2,525,119
David J. Kornder               -               -        61,320         67,180        1,014,840           1,094,273
James A. Lillo                 -               -        18,750         38,750          331,164             648,667
David W. Siple             5,000          37,750        28,150         23,550          462,464             394,642

_____________________

(a) As of December 31, 2000, there were no outstanding stock options that were priced at a level above the Common Stock price on December 31, 2000 of $24.00 per share. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation Committee of the Board of Directors, which is comprised of non-employee directors of the Company, establishes general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan, deferred compensation plan and stock purchase plan. The Committee also establishes salary and bonus ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

     In establishing compensation policies, the Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similar size oil and gas companies or other business opportunities available to such executive officers while, within the Company, being fair and discriminating on the basis of personal performance. Annual awards of stock options and stock grants are intended both to retain executives and to motivate them to accomplish long-term growth objectives and improve long-term stock market performance.

     In establishing the base salary and bonus ranges for its executive officers, the Company targets the median cash compensation of competitor's executives having similar responsibilities. Adjustments, in large part subjective, are made to account for cases in which the responsibilities of Company executives differ from the responsibilities of executives from the companies surveyed. Base salaries have historically been set below the median, as bonuses, which are primarily determined by individual performance together with the Company's overall operational and financial performance, will typically constitute a larger portion of cash compensation. To the extent the Committee requests, the Committee or individual Committee members are advised as to compensation levels of competitors based on detailed data believed to be most comparable to the Company as well as the results of more general surveys. Guided by this

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

information, compensation ranges are established, and individual executive compensation within these ranges is determined based upon the individual's responsibilities and performance.

     In reviewing the Company's performance in 2000 for purposes of compensation decisions, the Committee noted that the Company had an exceptional year on all fronts. In 2000, the Company reported record production, reserves, revenues, net income and cash flow. Production rose 11% to an average of 119.0 MMcfe a day. Proved reserves increased 67% to 778 Bcfe, replacing over 700% of last years' production. The pre-tax present value of the reserves, discounted at 10%, increased to $2.2 billion, more than triple the level one year ago. Total revenues for 2000 increased 64% to $150.3 million and the Company reported $52.4 million in net income for the year versus $15.0 million in 1999. The capital development program generated a projected rate of return in excess of 200% with an associated finding and development cost of $0.67 per Mcfe. The 7.125% Preferred Stock issue was redeemed in the first quarter and the 8.50% preferred was converted into common in the fourth quarter. Finally, in late 2000, the Company made a $48.0 million acquisition at very favorable terms through the purchase of a 50% interest in Elysium Energy, L.L.C. This transaction marked the first significant step in diversifying the Company's asset base. With the successes enjoyed by the Company in 2000, the Common Stock price increased over 180% to $24.00 at December 31, 2000.

     Mr. Edelman has an employment agreement with the Company that provides for a yearly target bonus equal to his base salary, which was $369,000 at January 1, 2000 and increased to $391,000, effective March 1, 2001. Mr. Edelman's bonus is based primarily on Company performance. The Committee has not established any particular formula or identified particular factors as more important than others in determining Company performance. The Committee considers various factors, including growth in reserves, net income and cash flow, as well as performance of the Company's Common Stock. The Committee also considers other matters, such as the extent to which these factors were influenced by management and its ability to position the Company for future growth. During 2000, the Committee specifically considered the excellent operational and financial performance and optimization of production from the Company's core assets. As a result, the Committee awarded Mr. Edelman 35,000 shares of Common Stock, which were contributed into his deferred compensation plan. The Committee also increased his annual salary by 5% to $410,000, effective March 1, 2001. Bonuses for other officers and key managers are influenced by the Company's overall performance, but are determined primarily on senior management's assessment of individual performance and pre-established goals.

     Stock options are granted annually to Mr. Edelman and other officers and key employees to retain and motivate the grantees to improve long-term stock market performance. Options are granted only at the prevailing market price and will have value only if the price of the Company's Common Stock increases. Generally, options have a term of five years and vest 30% after one year, an additional 30% after two years and are fully vested after three years; unless agreed otherwise by the Compensation Committee an employee must be employed by the Company at the time of vesting in order to exercise the options.

     The Committee generally determines the number of options granted to Mr. Edelman and to other executives and key employees based on a formula under which the number of options granted is equal to a percentage of the individual's base salary. This percentage varies with the degree to which an individual's responsibilities might affect the long-term price of the Company's Common Stock. The Committee occasionally grants additional options when the Committee believes additional incentives are appropriate. During 2000, the Committee awarded no additional incentive options to officers.

     The Committee maintains a Deferred Compensation Plan for select employees as a means to provide additional incentive for key employees to remain in the employ of the Company. Under the plan, key employees selected by the Committee are permitted to defer a portion of their compensation for periods determined by them or until their employment by the Company ceases. The Committee also determines annually the matching contribution to be made by the Company and may, in addition, authorize additional Company contributions to be made on behalf of designated

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

individuals. Company matching contributions vest at 33% per year over three years, and any additional Company contributions vest over the period determined by the Committee. The Committee designated 17 key employees in 2000 as eligible to participate. The Committee determined that Company contributions for the seven officers would equal one hundred percent of each participant's contribution up to a maximum Company contribution of ten percent of any participant's salary. The Committee determined that Company contributions for the ten key employees would equal one hundred percent of each participant's contribution up to a maximum Company contribution of four percent of any participant's salary.

     The Committee also maintains a Stock Purchase Plan as a means to provide additional incentive and to further promote the alignment of interests of our officers and stockholders. The plan, which was approved by the stockholders in 1998, allows certain officers, directors and managers, to purchase restricted common shares at a discount from the closing price of the stock on the trading day prior to the purchase. During 2000, the Compensation Committee approved 116,300 common shares for possible purchase at 75% of the closing price during the current plan year. As of April 12, 2001 participants have purchased 148,200 shares of common stock, including 85,800 shares purchased with participants' 1999 bonuses, at prices ranging from $9.19 to $17.31 per share ($6.89 to $12.98 net price per share), resulting in cash proceeds to the Company of $837,000. Exclusive of shares purchased with Mr. Edelman's 1999 bonus, he purchased 25,000 shares under the plan, resulting in other compensation of $43,280.

     The foregoing report has been furnished by the members of the Compensation Committee.

                                             COMPENSATION COMMITTEE



                                             Alexander P. Lynch, Chairman
                                             Robert J. Clark
                                             Elizabeth K. Lanier

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Stockholder Return Performance Presentation

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the Dow Jones United States Equity Market Index and the Dow Jones United States Oil Companies, Secondary Index for the period May 1996 through December 2000. The Secondary Oils Index is composed of thirty two companies, all of which are significantly larger than the Company, selected by Dow Jones & Company, Inc. to represent non-major oil producers that generally do the bulk of their business domestically. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 3, 1996 and that all dividends were reinvested. The closing sales price of the Company's Common Stock on the last trading day of 2000 was $24.00.


                   COMPARISON OF 56 MONTH CUMULATIVE RETURN
                         Patina Oil & Gas Corporation
       DJ US Total Market Index and DJ US Oil Companies, Secondary Index


                                   [GRAPHIC]



                                       May 3,                        December 31,
                                                  --------------------------------------------------
                                        1996       1996     1997      1998         1999         2000
                                        ----      -----     ----      ----         ----         ----
DJ Equity Market Index                  $100       $115     $152      $189         $232         $211

DJ Secondary Oil Index                   100        115      121        78           91          145

Patina Oil & Gas Corporation             100        119       99        38          111          310

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

Employment and Change In Control Agreements

     In July 1997, the Company entered into an employment agreement with the Chairman of the Board and Chief Executive Officer of the Company. The agreement became effective on October 21, 1997 with the closing of certain transactions that eliminated SOCO's ownership in the Company. In February 1998 and December 2000, the agreement was amended and restated to clarify certain provisions thereof. The agreement has a term ending on January 1, 2002 and provides Mr. Edelman with a base salary of $350,000 and a yearly target bonus in a like amount to be determined by the Compensation Committee in its sole discretion. Increases in Mr. Edelman's salary are at the discretion of the Compensation Committee. In February 1998, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $360,000, effective March 1, 2000; in August 1999, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $369,000, effective January 1, 2000; in February 2000, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $391,000, effective March 1, 2000, and in February 2001, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $410,000, effective March 1, 2001. The agreement provides Mr. Edelman with certain protections in the event of a change in control of the Company and with certain other compensation plans, benefits and perquisites commensurate with his executive positions with the Company.

     In June 1997, the Company adopted a Change In Control Plan (the "Plan"), which established three levels of severance benefits in the event of a change in control of the Company. The Executives of the Company, as defined in the Plan, receive the highest level of compensation in the event of a change in control with the Key Managers, as identified by the Board, and Regular Employees, as defined in the Plan, receiving more limited severance benefits. Upon a change in control, all non-vested securities of the Company held by employees will automatically vest as will all non-vested rights under or in connection with all the Company's benefit plans, including the 401(k) plan, deferred compensation plan, stock purchase plan and restricted stock grant.

     If an Executive is terminated within one year of a change in control or if an Executive resigns after a Material Change, as defined in the Plan, occurring within one year of a change in control, the Executive will receive an Executive Payment which consists of 150% of Base Compensation as defined in the Plan, accrued but unpaid bonuses and the greater of the Executive's most recent annual bonus or the projected annual bonus for the year in which the change in control occurs. If a Key Manager or a Regular Employee is terminated without cause within one year of a change in control, or resigns within 30 days of a reduction in Base Compensation occurring within one year of a change in control, the Key Manager will receive a Key Manager Payment and the Regular Employee will receive a Regular Employee Payment. A Key Manager Payment consists of 100% of Base Compensation, accrued but unpaid bonuses and the greater of the most recent annual bonus or the projected annual bonus for the year in which the change in control occurs. A Regular Employee Payment consists of one quarter of Base Compensation, accrued but unpaid bonuses and the greater of one quarter of the most recent annual bonus or one quarter of the projected annual bonus for the year in which the change in control occurs.

Certain Relationships and Related Transactions

     Mr. Edelman is the Chairman of Range Resources Corporation, an oil and gas exploration and production company. Range Resources Corporation and the Company have never held interests or participated together in any transactions involving the same oil and gas properties. Mr. Edelman also served as Chairman of Bear Paw Energy LLC, a private gas gathering and processing company. The President of Bear Paw Energy LLC, Mr. Robert J. Clark, serves as a Director of Patina Oil & Gas Corporation. Bear Paw Energy LLC and the Company have never held interests or participated together in any transactions involving the same oil and gas pipelines or properties. Bear Paw Energy LLC was sold to Northern Borders Pipelines, Inc. in March 2001. A new entity, Bear Cub Investments, LLC was formed in early 2001, of which Mr. Clark is the President and Mr. Edelman is the Chairman.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------


Indebtedness of Management

     Loans were made to the Messrs. Decker and Kornder in March 1998 and October 1997, respectively. The Company loaned Mr. Decker $584,375, or 85% of the total purchase price of 100,000 common shares at $6.875 per share. The Company loaned Mr. Kornder $85,000, or 85% of the total purchase price of 10,127 common shares at $9.875 per share. Both loans are represented by recourse promissory notes that bear interest at the rate of 8.5% per annum payable each March 31 until the note is paid. The maturity dates of Mr. Decker's and Mr. Kornder's notes were March 16, 2001 and January 2, 2001, respectively. Both loans were repaid in the first quarter of 2001.

     In March 2001, the Company loaned Mr. Stafford $50,000 in conjunction with his acceptance of employment. The loan is represented by a promissory note that bears interest at 7.00% per annum payable each March 15 until the note is paid. The note matures on March 15, 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis, except an amended Form 4 filed by Mr. James A. Lillo for May 2000.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------

          PROPOSAL II -- APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
                          COMPANY'S INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP to be the Company's independent auditors for the current fiscal year. Although ratification by stockholders of the appointment of Arthur Andersen LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. Arthur Andersen LLP has served as the Company's independent auditors since its inception. Arthur Andersen LLP does not have and has not had at any time any direct or indirect financial interest in the Company and does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Disclosure of Auditor Fees

     The following is a description of the fees billed to the Company by Arthur Andersen LLP during the year ended December 31, 2000:

     Audit Fees: Audit fees paid by Patina to Arthur Andersen LLP in connection with Arthur Andersen LLP's audit of the Company's annual financial statements for the year ended December 31, 2000 and Arthur Andersen LLP's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2000 totaled approximately $80,000.

     Financial Information Systems Design and Implementation Fees: Patina did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

     All Other Fees: Fees paid to Arthur Andersen LLP by Patina during the year ended December 31, 2000 for all other non-audit services rendered to the Company (including tax related services in the amount of $58,000) totaled approximately $73,000.

     The Board of Directors recommends that the stockholders vote FOR the ratification of Arthur Andersen LLP as Patina's independent auditors for 2001.

Other Business

     The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under the accompanying proxy will, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001
--------------------------------------------------------------------------------


Submission of Proposals by Stockholders for the 2002 Annual Meeting of Stockholders

     In order to be eligible for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its corporate offices in Denver, Colorado by December 26, 2001. All such proposals should comply with SEC regulations. Any stockholder desiring to present a proposal at the 2002 Annual Meeting, but does not wish to have such proposal included in our proxy statement must submit the proposal to the Company at the Denver offices no later than February 1, 2002.

Annual Report and Form 10-K

     The 2000 Annual Report of the Company for the year ended December 31, 2000, including audited financial statements, is being forwarded to each stockholder of record as of April 12, 2001, together with this Proxy Statement.

     A copy of the Company's report on Form 10-K for 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders on request to:

     Patina Oil & Gas Corporation
     1625 Broadway, Suite 2000
     Denver, Colorado 80202
     Attention: Investor Relations

Other Matters

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

     The Board of Directors of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                                          PATINA OIL & GAS CORPORATION
                                          By Order of the Board of Directors


                                          David J. Kornder
                                          Secretary

Denver, Colorado
April 20, 2001

                                    ANNEX A
                         PATINA OIL & GAS CORPORATION
                            AUDIT COMMITTEE CHARTER

Authority
---------

The Audit Committee is granted the authority by the Board of Directors to perform each of the specific duties enumerated in this Committee Charter. Audit Committee will be provided adequate resources to discharge its responsibilities.

Responsibility
--------------

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities regarding the accounting policies and reporting practices of Patina Oil & Gas Corporation (the "Company") and its subsidiaries and the adequacy of the internal and external auditing. The Audit Committee is the Board of Directors' principal agent in ensuring the independence of the Company's independent public accountants, the integrity of management, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communications between the Board of Directors, the independent accountants, internal auditing, and Company management regarding matters relating to financial accounting, reporting, and internal control.

Specific Duties
---------------

1. Recommend to the Board of Directors the independent public accounting firm to be employed to examine and report upon the Company's and its subsidiaries financial statements.

2. Meet with the independent public accountants prior to the commencement of the annual audit and review:

     a.  The scope of the audit.
     b Material changes in the Company's accounting principles, practices, or other significant policies.
     c. New developments in accounting principles and reporting or industry practices, which may materially affect the Company
     d.  The audit fees.

3. Review management's plan for engaging the Company's independent public accountant to perform management advisory services during the year, and consider what effect, if any, the services will have on independence.

4. Review and discuss with the independent public accountant and the Company's financial management the results of the completed audit including:

     a.  The certified financial statements.
     b.  The adequacy of internal accounting controls and procedures.
     c. Suggestions for improvements in accounting, data processing, financial and operating controls as expressed in the management letter.
     d. The extent to which any previously identified control and procedural weaknesses have not been corrected and the reasons why.
     e.  The letter of management's representations.

5. Review and oversee the Company's quarterly financial reporting process, including the impact of unusual items and changes in accounting principles and practices that could materially affect the financial statements.

6. Review and discuss with Company management its reasons for seeking second opinions on a significant accounting issue.

7. Review and approve the scope of any internal audit program to be performed each year including at least quarterly reviews of actual work performed.

9.   Review and approve internal auditing's charter.

10. Examine and consider other matters in relation to the internal and external audits of the Company's accounts and operations as appropriate.

11. The Committee will include in the Company's Annual Proxy statement to shareholders a letter signed by its Chairman describing the Committee's responsibilities and activities during the year.

Meetings
--------

The Audit Committee shall meet at least five times during the calendar year and at such other times as may be requested by its Chairman.

Required meetings are as follows (all meetings may be held telephonically, other than the February meeting):

February (10K, annual report)
April (1/st/ quarter 10Q)
May (Annual meeting, selection of auditor)
July (2/nd/ quarter 10Q)
October (3/rd/ quarter 10Q)

Meeting
-------

 .    Review the audited financial statements and the opinion thereon.
 .    Review the committee's Charter.
 .    Review the independent public accountants management letter recommendations.
 .    Review the scope of the independent public accountant's audit and estimated fees.
 .    Review the audited financial statements for the Employees' Retirement plan.
 .    Review the progress made regarding the management letter recommendations.
 .    Review and approve the internal audit program, budget, and charter, if any.
 .    Recommend to the Board of Directors an independent public accounting firm to audit the books and records of the Company and its subsidiaries during the upcoming year.
 .    Review the independent public accountant's audit and non-audit services.

A majority of the members of the Audit Committee shall constitute a quorum for the transaction of any business at any meetings of the Committee. The Company's internal auditor shall attend all meetings except executive sessions and private sessions with the independent public accountants. Other management representatives shall attend as necessary.

Supporting Material and Agendas
-------------------------------

The Committee secretary shall prepare the meeting agenda for approval by the Committee Chairman.

The agenda and all materials to be reviewed at the meetings should be in the hands of the Committee members at least by the weekend proceeding the meeting day.

                         PATINA OIL & GAS CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 20th Floor, 1625 Broadway, Denver, Colorado, on Tuesday, May 22, 2001, at 2:00 p.m. Mountain Daylight Time. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual meeting and be kept open during the Annual Meeting for inspection by any stockholder who may be present. The purposes for which the Annual Meeting is to be held are as follows:

      (Continued, and to be marked, dated and signed, on the other side)

 ................................................................................

The Board of Directors recommends that the stockholders vote
FOR EACH of the nominees and proposals listed below.

Please mark your vote as indicated in this example [X]

1. To elect a board of six directors, each for a one year term.
   Nominees for Election at Annual Meeting:
   Robert J. Clark, Jay W. Decker, Thomas J. Edelman,
   Elizabeth K. Lanier, Alexander P. Lynch, Paul M. Rady.

   [ ] FOR       [ ] WITHHELD FOR ALL

   WITHHELD FOR: (Write in Nominee's name in the space provided below)

   ___________________________________________________________________


2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.

   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. To transact any other business which properly may be brought before the Annual Meeting or any adjournment(s) thereof.

   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

Subject to the provisions of the By-laws of the Company, registered stockholders as of April 12, 2001 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy (ii) that are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to stockholders, their proxies and invited guests of the Company.


__________________________________
(Signature)


__________________________________
(Signature if held jointly)


Date:
     -------------------------------------------------------------------------
(Please sign exactly as your name appears hereon, if stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)